EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

The Walt Disney Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Other	184,357(1)	$136.96(2)	$25,249,534.72(2)	$92.70 per $1,000,000	$2,340.64

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	415(a)(6)	1,815,643(1)(3)	—	$196,452,572.60	—	—	S-3	333-230551	March 27, 2019	$23,810.05

Total Offering Amounts						$221,702,107.32		$2,340.64

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$2,340.64

(1)

In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on March 16, 2022.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $196,452,572.60 of unsold securities (the “Unsold Securities”) that had previously been registered under the Registrant’s registration statement on Form S-3 (File No. 333-230551) initially filed and effective on March 27, 2019 (the “Prior Registration Statement”) and paid a filing fee for a total of $328,916,314.40 of securities that may be issued under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the filing fees of approximately $23,810.05 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. A filing fee of $2,340.64 with respect to the remaining $25,249,534.72 of securities registered hereunder is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.